UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2015 (October 23, 2015)

Travelport Worldwide Limited

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-36640 (Commission File No.)	98-0505105 (I.R.S. Employer Identification Number)

Axis One, Axis Park Langley, Berkshire, United Kingdom SL3 8AG (Address of principal executive office)

Registrant's telephone number, including area code +44-1753-288-000

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2015, we announced the appointment of Stephen Shurrock to serve as our Executive Vice President and Chief Commercial Officer, effective January 4, 2016. A copy of the press release issued in connection with the appointment of Mr. Shurrock is attached as Exhibit 99.1.

In connection with the appointment of Mr. Shurrock, on October 23, 2015, we entered into a transition and separation agreement with Kurt Ekert, our Executive Vice President and Chief Commercial Officer, which provides for (i) the terms of Mr. Ekert’s continued employment with Travelport through January 1, 2016 (the “Transition Date”) and (ii) Mr. Ekert’s role in the transition of the Chief Commercial Officer responsibilities.

As a general matter, Mr. Ekert’s employment will continue through the Transition Date under the terms of his employment agreement. Following the Transition Date, Mr. Ekert will continue to comply with his post-employment restrictive covenants and will receive severance pay and benefits as set forth in his employment agreement and management equity award agreement.

The transition and separation agreement with Mr. Ekert will be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2015.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated October 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

/s/ Rochelle Boas
Rochelle Boas
Senior Vice President and Secretary

Date: October 27, 2015

TRAVELPORT WORLDWIDE LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated October 27, 2015 (October 23, 2015)

EXHIBIT INDEX

99.1	Press Release dated October 27, 2015.